Exhibit 99.1

Q3 2014 Investor Presentation Nasdaq: BDCV www.BDCV.com BDCV Venture, Inc.

Disclaimer BDCA Venture, Inc. (“BDCA Venture”), a Maryland corporation, is a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. BDCA Venture Adviser, LLC is an SEC registered investment adviser and acts as the investment adviser to, and receives base management and/or incentive fees from, BDCA Venture. This presentation is a general communication of BDCA Venture and is not intended to be a solicitation to purchase or sell any security. This presentation may contain certain forward-looking statements, including statements with regard to the future performance of BDCA Venture. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in BDCA Venture’s Form 10-K and Form 10-Q, and other SEC filings, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of BDCA Venture. Although BDCA Venture believes that the assumptions underlying the forward-looking statements included herein are reasonable, any of the assumptions could be inaccurate and therefore there can be no assurance that the forward-looking statements included herein will prove to be accurate. Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update this presentation (including the slides presented) or any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. 2

BDCA Funds Platform BDCA Business Devlopment Corporation of America BDCAII Business 3

About BDCA Venture (Nasdaq: BDCV) 4

Experienced Investment Team 5

22 Investments Totaling $67.8 Million1 Since Inception 7

Portfolio Company Dispositions and Returns1 8

Equity Portfolio Summary 9

Portfolio Company Unrealized Appreciation (Depreciation) 10

Corporate Information 12